UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

AMERIACN EQUITY
INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266

(Address of principal executive offices) (Zip Code)

(515) 221-0002

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement Agreement

As previously announced, effective January 1, 2009, David J. Noble retired as the Chief Executive Officer, President and Treasurer of American Equity Investment Life Holding Company (the “Company”).  Mr. Noble remains employed with the Company and currently serves as Chairman of the Board of Directors.  On June 4, 2009, the Company and Mr. Noble entered into a Retirement Benefit Agreement (the “Retirement Agreement”). In the event of Mr. Noble’s retirement, the Retirement Agreement provides certain benefits to Mr. Noble in recognition of his past services to the Company and in consideration for his consent to certain post-termination obligations.

These benefits provide that if Mr. Noble’s employment is terminated by reason of his retirement, Mr. Noble will receive a monthly benefit of $41,650 for five years following his retirement for a total of 60 monthly installments (the “Retirement Benefit”); provided, however, that if Mr. Noble dies before all 60 monthly installments have been paid, then (a) if at the time of his death he is married, his wife will continue to receive the monthly payments until the earliest of (i) the 12-month anniversary of Mr. Noble’s death, (ii) her death and (iii) such time as all 60 monthly installments have been paid; or (b) if Mr. Noble dies without a surviving spouse, the payment of the Retirement Benefit will cease upon his death.  In addition, during his lifetime, Mr. Noble will continue to receive health benefits generally available to the Company’s senior executive officers under various Company benefit plans.  The post-termination obligations relate to confidentiality, non-competition and non-solicitation provisions which continue for two years following Mr. Noble’s retirement.

The description of the Retirement Agreement herein is qualified in its entirety by the terms of the Retirement Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

2009 Employee Incentive Plan

At the Annual Meeting of Stockholders of the Company held on June 4, 2009, the Company’s shareholders approved and adopted the Company’s 2009 Employee Incentive Plan (the “2009 EIP”).  The Company’s Board of Directors previously adopted the 2009 EIP subject to shareholder approval.

Purpose of the 2009 EIP.     The purpose of the 2009 EIP is to assist the Company and its affiliates in attracting and retaining individuals with outstanding ability and to promote the identification of their interests with those of the shareholders.

Administration.     The 2009 EIP will be administered by the Compensation Committee of the Board of Directors unless otherwise determined by the Board. The Compensation Committee has discretionary authority, subject only to the express provisions of the 2009 EIP, to (i) interpret the 2009 EIP; (ii) determine eligibility and grant awards; (iii) determine, modify or waive the terms and conditions of any award; (iv) prescribe forms, rules and procedures and (v) otherwise do all things necessary to fulfill the purposes of the 2009 EIP.

Participation and Eligibility.     The 2009 EIP is available to all of the approximately 330 employees of the Company and its affiliates. Directors of the Company who are not employees are not eligible to participate in the 2009 EIP.

Number of Shares.     The Company has a single class of Common Stock, $1.00 par value per share, of which a maximum of 2,500,000 shares may be delivered under the 2009 EIP. Each share of stock subject to an award shall be counted against the limit of 2,500,000 shares. Awards may consist of stock options, stock appreciation rights (“SARs”), restricted stock awards (“RSAs”) or restricted stock units (“RSUs”). The maximum number of shares of Common Stock subject to options granted to any participant, and that may be granted as SARs, RSAs and RSUs to any participant, shall not exceed an aggregate of 75,000 shares in any calendar year. If an award granted under the 2009 EIP expires or is terminated or cancelled without being exercised or settled in full, or if shares acquired under an award are forfeited or repurchased by the Company for an amount not greater than the participant’s purchase price, then the shares allocable to the expired, terminated, forfeited or repurchased part of the award will again be available for grant under the 2009 EIP. In the event of a stock dividend or other similar distribution of Company securities, a stock split or other combination of shares, recapitalization, conversion, reorganization, consolidation, spin-off, merger, exchange of stock, or certain other changes in the capital structure of the Company or other occurrences or events, the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered with respect to awards under the 2009 EIP, the number and kind of shares of securities subject to awards then outstanding or subsequently granted, the exercise prices or base values relating to outstanding awards, and any other provision of awards affected by such change.

Termination of Employment.     Unless expressly provided otherwise by the Compensation Committee, upon termination of a participant’s employment with the Company and its affiliates other than by reason of death, disability, retirement (with respect to RSAs and RSUs) or in connection with certain change of control-related events, as described in the 2009 EIP, a participant’s awards requiring exercise will cease to be exercisable and will terminate, award privileges shall be limited to the shares purchasable as of the date that employment was terminated and all awards to the extent not already fully vested will be forfeited. Generally, award privileges will expire sixty days from the date that employment was terminated unless modified by the Compensation Committee.

Amendment of the 2009 EIP.     The Compensation Committee may amend, suspend or terminate the 2009 EIP or any portion thereof at any time, subject to shareholder approval as the Compensation Committee determines to be necessary or advisable. However, the Compensation Committee may not amend the 2009 EIP to remove the requirement for shareholder approval of any form of option or SAR repricing as specified by the 2009 EIP.

The foregoing description of the 2009 EIP is qualified in its entirety by the terms of the 2009 EIP, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Retirement Benefit Agreement, dated as of June 4, 2009, between American Equity Investment Life Holding Company and David J. Noble

10.2	American Equity Investment Life Holding Company 2009 Employee Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2009	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

	By:	/s/ John M. Matovina
	Name:	John M. Matovina
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement Benefit Agreement, dated as of June 4, 2009, between American Equity Investment Life Holding Company and David J. Noble

10.2	American Equity Investment Life Holding Company 2009 Employee Incentive Plan